----------------------------------------------------------------------
----------------------------------------------------------------------



                     AGREEMENT AND PLAN OF MERGER



                                between



                       ALLEGIANT BANCORP, INC.,
                   a Missouri corporation, as Buyer



                                  and



                       RELIANCE FINANCIAL, INC.,
                   a Delaware corporation, as Seller

                      Dated as of March 20, 1997



----------------------------------------------------------------------
----------------------------------------------------------------------

                           TABLE OF CONTENTS                       Page

ARTICLE I     THE MERGER. . . . . . . . . . . . . . . . . . . . . .   1

     1.01.    The Merger. . . . . . . . . . . . . . . . . . . . . .   1
     1.02.    Closing . . . . . . . . . . . . . . . . . . . . . . .   1
     1.03.    Effective Time. . . . . . . . . . . . . . . . . . . .   1
     1.04.    Additional Actions. . . . . . . . . . . . . . . . . .   2
     1.05.    Articles of Incorporation and Bylaws. . . . . . . . .   2
     1.06.    Boards of Directors and Officers. . . . . . . . . . .   2
     1.07.    Conversion of Securities. . . . . . . . . . . . . . .   2
     1.08.    Exchange Procedures . . . . . . . . . . . . . . . . .   3
     1.09.    Dissenting Shares . . . . . . . . . . . . . . . . . .   4
     1.10.    No Fractional Shares. . . . . . . . . . . . . . . . .   4
     1.11.    Closing of Stock Transfer Books . . . . . . . . . . .   4
     1.12.    Anti-Dilution . . . . . . . . . . . . . . . . . . . .   4
     1.13.    Reservation of Right to Revise Transaction. . . . . .   5
     1.14.    Material Adverse Effect . . . . . . . . . . . . . . .   5

ARTICLE II    REPRESENTATIONS, WARRANTIES AND COVENANTS OF
              SELLER. . . . . . . . . . . . . . . . . . . . . . . .   5

     2.01.    Organization and Authority. . . . . . . . . . . . . .   5
     2.02.    Subsidiaries. . . . . . . . . . . . . . . . . . . . .   6
     2.03.    Capitalization. . . . . . . . . . . . . . . . . . . .   6
     2.04.    Authorization . . . . . . . . . . . . . . . . . . . .   7
     2.05.    Seller Financial Statements.. . . . . . . . . . . . .   8
     2.06.    Seller Reports. . . . . . . . . . . . . . . . . . . .   8
     2.07.    Title to and Condition of Assets. . . . . . . . . . .   9
     2.08.    Real Property . . . . . . . . . . . . . . . . . . . .   9
     2.09.    Taxes . . . . . . . . . . . . . . . . . . . . . . . .  10
     2.10.    Material Adverse Effect . . . . . . . . . . . . . . .  11
     2.11.    Loans, Commitments and Contracts. . . . . . . . . . .  11
     2.12.    Absence of Defaults . . . . . . . . . . . . . . . . .  13
     2.13.    Litigation and Other Proceedings. . . . . . . . . . .  13
     2.14.    Directors' and Officers' Insurance. . . . . . . . . .  14
     2.15.    Compliance with Laws. . . . . . . . . . . . . . . . .  14
     2.16.    Labor . . . . . . . . . . . . . . . . . . . . . . . .  16
     2.17.    Material Interests of Certain Persons . . . . . . . .  16
     2.18.    Allowance for Loan and Lease Losses; Non-
              Performing Assets . . . . . . . . . . . . . . . . . .  16
     2.19.    Employee Benefit Plans. . . . . . . . . . . . . . . .  17
     2.20.    Conduct of Seller to Date . . . . . . . . . . . . . .  18
     2.21.    Absence of Undisclosed Liabilities. . . . . . . . . .  19
     2.22.    Proxy Statement, Etc. . . . . . . . . . . . . . . . .  19
     2.23.    Registration Obligations. . . . . . . . . . . . . . .  20
     2.24.    Tax and Regulatory Matters. . . . . . . . . . . . . .  20
     2.25.    Brokers and Finders . . . . . . . . . . . . . . . . .  20
     2.26.    Interest Rate Risk Management Instruments . . . . . .  20
     2.27.    Accuracy of Information . . . . . . . . . . . . . . .  20




ARTICLE III   REPRESENTATIONS, WARRANTIES AND COVENANTS OF
              BUYER . . . . . . . . . . . . . . . . . . . . . . . .  21

     3.01.    Organization and Authority. . . . . . . . . . . . . .  21
     3.02.    Capitalization of Buyer . . . . . . . . . . . . . . .  21
     3.03.    Authorization . . . . . . . . . . . . . . . . . . . .  21
     3.04.    Buyer Financial Statements. . . . . . . . . . . . . .  22
     3.05.    Buyer Reports . . . . . . . . . . . . . . . . . . . .  22
     3.06.    Material Adverse Effect . . . . . . . . . . . . . . .  23
     3.07.    Legal Proceedings or Other Adverse Facts. . . . . . .  23
     3.08.    Registration Statement, Etc.. . . . . . . . . . . . .  23
     3.09.    Brokers and Finders . . . . . . . . . . . . . . . . .  23
     3.10.    Accuracy of Information . . . . . . . . . . . . . . .  23
     3.11.    Compliance with Laws. . . . . . . . . . . . . . . . .  24
     3.12.    Tax and Regulatory Matters. . . . . . . . . . . . . .  24

ARTICLE IV    CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE
              TIME. . . . . . . . . . . . . . . . . . . . . . . . .  24

     4.01.    Conduct of Businesses Prior to the Effective
              Time. . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.02.    Forbearances of Seller. . . . . . . . . . . . . . . .  24
     4.03.    Forbearances of Buyer . . . . . . . . . . . . . . . .  27
     4.04.    Charter Amendment . . . . . . . . . . . . . . . . . .  27

ARTICLE V     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . .  27

     5.01.    Access and Information. . . . . . . . . . . . . . . .  27
     5.02.    Registration Statement; Regulatory Matters. . . . . .  28
     5.03.    Shareholder and Stockholder Approval. . . . . . . . .  28
     5.04.    Current Information . . . . . . . . . . . . . . . . .  29
     5.05.    Conforming Entries. . . . . . . . . . . . . . . . . .  29
     5.06.    Environmental Reports . . . . . . . . . . . . . . . .  30
     5.07.    Agreements of Affiliates. . . . . . . . . . . . . . .  30
     5.08.    Expenses. . . . . . . . . . . . . . . . . . . . . . .  31
     5.09.    Miscellaneous Agreements. . . . . . . . . . . . . . .  31
     5.10.    Employee Agreements and Benefits. . . . . . . . . . .  31
     5.11.    Press Releases. . . . . . . . . . . . . . . . . . . .  33
     5.12.    State Takeover Statutes . . . . . . . . . . . . . . .  33
     5.13.    Directors' and Officers' Indemnification. . . . . . .  33
     5.14.    Tax Opinion Certificates. . . . . . . . . . . . . . .  34
     5.15.    Employee Stock Options. . . . . . . . . . . . . . . .  34

ARTICLE VI    CONDITIONS. . . . . . . . . . . . . . . . . . . . . .  35

     6.01.    Conditions to Each Party's Obligation to Effect
              the Merger. . . . . . . . . . . . . . . . . . . . . .  35
     6.02.    Conditions to Obligations of Seller to Effect
              the Merger. . . . . . . . . . . . . . . . . . . . . .  36
     6.03.    Conditions to Obligations of Buyer to Effect the
              Merger. . . . . . . . . . . . . . . . . . . . . . . .  37


                                    - ii -


ARTICLE VII   TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . .  38

     7.01.    Termination . . . . . . . . . . . . . . . . . . . . .  38
     7.02.    Effect of Termination . . . . . . . . . . . . . . . .  39
     7.03.    Amendment . . . . . . . . . . . . . . . . . . . . . .  39
     7.04.    Waiver. . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VIII  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . .  39

     8.01.    Non-Survival of Representations, Warranties and
              Agreements. . . . . . . . . . . . . . . . . . . . . .  39
     8.02.    Indemnification . . . . . . . . . . . . . . . . . . .  39
     8.03.    No Assignment; Successors and Assigns . . . . . . . .  40
     8.04.    No Implied Waiver . . . . . . . . . . . . . . . . . .  40
     8.05.    Headings. . . . . . . . . . . . . . . . . . . . . . .  40
     8.06.    Entire Agreement. . . . . . . . . . . . . . . . . . .  40
     8.07.    Counterparts. . . . . . . . . . . . . . . . . . . . .  40
     8.08.    Notices . . . . . . . . . . . . . . . . . . . . . . .  40
     8.09.    Severability. . . . . . . . . . . . . . . . . . . . .  41


LIST OF EXHIBITS

Exhibit A     Form of Affiliate Agreement
Exhibit B     Stockholder Tax Certificate
Exhibit C     Officer/Director Tax Certificate
Exhibit D     Form of Opinion of Counsel of Buyer
Exhibit E     Form of Opinion of Counsel of Seller

                     AGREEMENT AND PLAN OF MERGER
                     ----------------------------


           This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 20, 1997, by and among ALLEGIANT BANCORP, INC., a Missouri corporation ("Buyer"), and RELIANCE
FINANCIAL, INC., a Delaware corporation ("Seller").

                         W I T N E S S E T H:
                         - - - - - - - - - -

           WHEREAS, Buyer is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

           WHEREAS, Seller is a registered savings and loan holding company under the Home Owners' Loan Act, as amended (the "HOLA");
and

           WHEREAS, the respective Boards of Directors of Buyer and Seller have approved the merger (the "Merger") of Seller with and into Buyer pursuant to the terms and subject to the conditions of this Agreement; and

           WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

           NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                               ARTICLE I
                               ---------

                              THE MERGER

           1.01.      The Merger.  Subject to the terms and
                      ----------
conditions of this Agreement, Seller shall be merged with and into Buyer in accordance with Chapter 351 of the Missouri Revised Statutes (the "Missouri Statute") and the Delaware General Corporation Law (the "DGCL"), and the separate corporate existence of Seller shall cease. Buyer shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

           1.02.      Closing.  The closing (the "Closing") of the
                      -------
Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs (the "Closing Date") at the offices of Thompson Coburn, St. Louis, Missouri, or at such other time and place as Buyer and Seller shall agree.

           1.03.      Effective Time.  The Merger shall become
                      --------------
effective (the "Effective Time") upon the later of (i) the issuance of the certificate of merger by the Office of the Secretary of State of the State of Missouri and (ii) the filing of a certificate of merger of the Office of the Secretary of State of the State of Delaware. Unless otherwise mutually agreed in writing by Buyer and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyer shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Sections 6.01(a) and 6.01(b) (the "Approval Date") and (ii) not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date.

           1.04.      Additional Actions.  If, at any time after the
                      ------------------
Effective Time, Buyer or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all right, title or interest in, to or under any of the rights, properties or assets of Seller or (b) otherwise carry out the purposes of this Agreement, Seller and each of its officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action. Without limiting the generality of the foregoing, the parties hereto agree to take all reasonable steps to assure that the Merger and the transactions contemplated hereby will be accounted for under the purchase method of accounting.

           1.05.      Articles of Incorporation and Bylaws.  The
                      ------------------------------------
Articles of Incorporation and Bylaws of Buyer in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger, until otherwise amended or repealed.

           1.06.      Boards of Directors and Officers.  At the
                      --------------------------------
Effective Time, the directors and officers of Buyer immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, and such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law.

           1.07.      Conversion of Securities.  At the Effective
                      ------------------------
Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the holder of any of the following securities:

                      (a) Each share of the common stock, $0.01 par value, of Buyer ("Buyer Common Stock") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger; and

                      (b)  Subject to Sections 1.09, 1.10 and 1.12
           hereof, each share of common stock, $0.10 par value, of Seller ("Seller Common Stock") issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive
           1.6741 shares of Buyer Common Stock (the "Merger Consideration"); provided, however, that if the Average Buyer Price (as defined in Section 6.02(f)) exceeds $14.50, each share of Seller Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive a number of shares of Buyer Common Stock (rounded to four decimal places) equal to 1.6741 times a fraction, the numerator of which is $14.50 and the denominator of which is the Average Buyer Price. The ratio determined pursuant to this Section 1.07(b) is hereinafter referred to as the "Exchange Ratio."

Shares of Seller Common Stock held by Seller or any of its wholly owned "Subsidiaries" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")), or by Buyer or any of its wholly owned Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and shall not be exchanged after the Effective Time for the Merger Consideration.
In addition, no Dissenting Shares (as defined in Section 1.09 of this Agreement) shall be converted pursuant to this Section 1.07 but shall be treated in accordance with the procedures set forth in
Section 1.09 of this Agreement.

           1.08.      Exchange Procedures.
                      -------------------

                      (a)  Prior to the Closing Date, Buyer shall
appoint Boatmen's Trust Company, or such other bank or trust company selected by Buyer and reasonably acceptable to Seller, as the exchange agent (the "Exchange Agent") to effect the exchange of certificates evidencing shares of Seller Common Stock for shares of Buyer Common Stock to be received in the Merger. At the Effective Time, Buyer shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of Buyer the issuance of the number of shares of Buyer Common Stock issuable in the Merger.

                      (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Seller Common Stock as of the Closing Date a notice of consummation of the Merger and a form of letter of transmittal, which shall be in a form reasonably acceptable to Seller, pursuant to which each such stockholder shall transmit the certificate or certificates formerly representing shares of the Seller Common Stock, or, in lieu thereof, such evidence of lost, stolen or mutilated certificate or certificates and such surety bond as the Board of Directors of Buyer may reasonably require in accordance with customary exchange practices. Seller stockholders who satisfy such requirements for lost, stolen or mutilated certificates shall for purposes of the exchange procedures set forth herein be deemed to have submitted certificates for Seller Common Stock. As soon as practicable after surrender of such certificate to the Exchange
Agent with a properly completed letter of transmittal, the Exchange Agent will promptly mail by first-class mail to such stockholder a certificate or certificates representing the number of full shares of Buyer Common Stock into which the shares of Seller Common Stock evidenced by the certificate surrendered shall have been converted pursuant to this Agreement.

                      (c)  The Exchange Agent shall accept such
certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Each outstanding certificate that, prior to the Effective Time, represented Seller Common Stock shall, except as otherwise provided in this Agreement, until duly surrendered to the Exchange Agent, be deemed to evidence ownership of the number of shares of Buyer Common Stock into which such Seller Common Stock shall have been converted in the Merger. After the Effective Time, there shall be no further transfer on the records of Seller of certificates representing shares of capital stock of Seller, and if such certificates are presented to Seller for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. If the record date for any dividend or other distribution in respect of Buyer Common Stock shall occur on or after the Closing Date, the holders of Seller Common Stock shall be entitled to such dividend or other distribution, but no dividends declared on or other distributions in respect of Buyer Common Stock will be remitted to any person entitled to receive Buyer Common Stock under this Agreement until such person surrenders the certificate or certificates representing Seller Common Stock, at which time such dividends or other distributions shall be remitted to such person, without interest and less any amounts in respect of taxes that may have been imposed thereon and which are required to be withheld by Buyer. Neither the Exchange Agent, Buyer nor Seller shall be liable to any holder of Seller Common Stock for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to shares of Buyer Common Stock held by it from time to time hereunder.

                      (d) No transfer taxes shall be payable by any stockholder of Seller in respect of the issuance of certificates for Buyer Common Stock and no expenses shall be imposed on any stockholder of Seller in connection with the conversion of shares of Seller Common Stock into shares of Buyer Common Stock and the delivery of such shares to the former holder of Seller Common Stock entitled thereto, except that (i) if any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which a certificate or certificates for shares of Seller Common
Stock surrendered
shall have been registered, it shall be a condition to such issuance that the person requesting such issuance shall pay to Buyer any transfer taxes payable by reason thereof or of any prior transfer of such surrendered certificate or certificates or establish to the reasonable satisfaction of Buyer that such taxes have been paid or are not payable, and (ii) nothing herein shall relieve a stockholder of Seller of any expenses associated with surrendering such holder's certificates evidencing Seller Common Stock to the Exchange Agent.

           1.09.      Dissenting Shares.
                      -----------------

                      (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under Section 262 of the DGCL. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law, with funds provided by Buyer.

                      (b)  Each party hereto shall give the other
prompt notice of any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments, served pursuant to the DGCL received by such party and Seller shall give Buyer the opportunity to participate in all negotiations and proceedings with respect to such demands. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, which consent shall not be unreasonably withheld, settle or offer to settle any such demands.

           1.10.      No Fractional Shares.  Notwithstanding any
                      --------------------
other provision of this Agreement, neither certificates nor scrip for fractional shares of Buyer Common Stock shall be issued in the Merger. Each holder of shares of Seller Common Stock who otherwise would have been entitled to a fraction of a share of Buyer Common Stock shall receive (by check from the Exchange Agent, mailed to the stockholder with the certificate(s) for Buyer Common Stock which such holder is to receive pursuant to the Merger) in lieu thereof, and at the time such holder receives the shares of Buyer Common Stock to which the holder is entitled, cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing stock price of Buyer Common Stock on the Nasdaq National Market (the "Nasdaq") as reported in The Wall Street Journal, Midwest Edition, on the Closing Date of the Merger or if no closing stock price is reported on such date, then on the immediately preceding date on which a closing price is so reported. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

           1.11.      Closing of Stock Transfer Books.  The stock
                      -------------------------------
transfer books of Seller shall be closed at the close of business on the Business Day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records of Seller, the consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if the certificate representing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the consideration specified in this Agreement for their shares of Seller Common Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, Buyer and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such consideration.

           1.12.      Anti-Dilution.  If between the date of this
                      -------------
Agreement and the Effective Time a share of Buyer Common Stock shall be changed into a different number of shares of Buyer Common

Stock or a different class of shares by reason of reclassification, recapitalization, split-up, exchange of shares (including, without limitation, as a result of a merger, acquisition, reorganization or other transaction involving Buyer) or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Buyer Common Stock into which a share of Seller Common Stock shall be converted pursuant to
Section 1.07 of this Agreement will be appropriately and proportionately adjusted so that each stockholder of Seller shall be entitled to receive such number of shares of Buyer Common Stock or other securities as such stockholder would have received pursuant to such reclassification, recapitalization, split-up, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time.

           1.13.      Reservation of Right to Revise Transaction.
                      ------------------------------------------
Buyer may at any time change the method of effecting the acquisition of Seller by Buyer (including, without limitation, the provisions of this Article I) if and to the extent Buyer deems such change to be desirable; provided, however, that no such change shall (A) alter or change the amount or kind of the Merger Consideration to be received by the stockholders of Seller in the Merger, (B) adversely affect the tax treatment to Seller stockholders, as generally described in Section 6.01(e) hereof or
(C) materially impede or delay receipt of any approvals, referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. For purposes of this Section 1.13, a material delay shall mean a delay in excess of 30 days.

           1.14.      Material Adverse Effect.  As used in this
                      -----------------------
Agreement, the term "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business or results of operations, of such entity and its Subsidiaries, taken as a whole as reflected in the Seller Financial Statements (as defined in Section 2.05(b)) or the Buyer Financial Statements (as defined in Section 3.04), as the case may be; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, including, but not limited to, changes resulting from amendments to or modifications of any law, rule, regulation or policy relating to the bad debt reserve of or deduction taken by thrift institutions, as such would apply to the financial statements of such entity on a consolidated basis; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; (iii) the one-time special insurance premium assessed by the Federal Deposit Insurance Corporation ("FDIC") on deposits insured by the Savings Association Insurance Fund ("SAIF"); (iv) in the case of Seller, any financial change resulting from adjustments taken pursuant to Section 5.05 hereof; or (v) a change disclosed in the Seller Financial Statements or the Buyer Financial Statements, as the case may be.

                              ARTICLE II
                              ----------

        REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

           As an inducement to Buyer to enter into and perform its obligations under this Agreement, and notwithstanding any examination, inspection, audit or any other investigation made by Buyer, Seller represents and warrants to and covenants with Buyer as follows:

           2.01.      Organization and Authority.  Seller is a
                      --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a savings and loan holding company with the Office of Thrift Supervision (the "OTS") under the HOLA. True and complete copies of the Certificate of Incorporation and Bylaws of Seller and the Charter and Bylaws of Reliance Federal Savings and Loan Association of St. Louis County, a wholly owned subsidiary of Seller ("RFSLA"), each as in effect on the date of this Agreement, are attached hereto as Schedule 2.01. Also attached hereto as Schedule 2.01 are
          -------------                           -------------
true and complete lists of the stockholders of each of the Seller and RFSLA, as of the close of business on December 13, 1996.

           2.02.      Subsidiaries.
                      ------------

                      (a)  Schedule 2.02 sets forth, a complete and
                           -------------
           correct list of all of Seller's Subsidiaries (each a "Seller Subsidiary" and, collectively, the "Seller Subsidiaries"), all outstanding Equity Securities (as defined in Section 2.03) of each, all of which are owned directly or indirectly by Seller. Except as disclosed in
           Schedule 2.02, all of the outstanding shares of capital
           -------------
           stock of the Seller Subsidiaries owned directly or indirectly by Seller are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or federal savings and loan association incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Neither Seller nor any Seller Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or organization, or any interest in a partnership or joint venture of any kind, other than those identified in Schedule 2.02 hereof.
                                          -------------

                      (b) RFSLA is a federally-chartered savings and loan association duly organized and validly existing under the laws of the United States of America. The deposits of RFSLA are insured by the Federal Deposit Insurance Corporation (the "FDIC") under the Federal Deposit Insurance Act of 1950, as amended (the "FDI
           Act").

           2.03.      Capitalization.  The authorized capital stock
                      --------------
of Seller consists of (i) 1,500,000 shares of Seller Common Stock, of which, as of the date hereof, 447,200 shares are issued and
425,700 shares are outstanding and (ii) 250,000 shares of preferred stock, $0.01 par value, of which, as of the date hereof, no shares were issued and outstanding. As of the date hereof, Seller had reserved 60,200 shares of Seller Common Stock for issuance under Seller's stock option and incentive plans, a list of which is set forth on Schedule 2.03 (the "Seller Stock Plans"), pursuant to
         -------------
which options ("Seller Employee Stock Options") covering 43,000 shares of Seller Common Stock were outstanding as of the date hereof.  "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Seller. Attached hereto as Schedule 2.03 is a list of
                                          -------------
the holders of the Seller Employee Stock Options, the exercise price of such options and the number of shares of Seller Common Stock subject thereto.

           2.04.      Authorization.
                      -------------

                      (a)  Seller has the corporate power and
           authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Seller and Regulatory Authorities (as defined in Section 2.06), to carry out its obligations hereunder. The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's stockholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller (subject to the valid execution by Buyer) enforceable against Seller in accordance with its terms.

                      (b)  Except as disclosed in Schedule 2.04(b),
                                                  ----------------
           neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) its Certificate or Articles of Incorporation, as the case may be, charter or Bylaws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section
           2.04 and, to the best of Seller's knowledge, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Seller and Seller Subsidiaries, taken as a whole.

                      (c) Other than in connection or in compliance with the provisions of the Missouri Statute, the DGCL, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the Hart-Scott-Rodino Antitrust

           Improvement Act of 1976 or any required
           approvals of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the OTS or other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

           2.05.      Seller Financial Statements.
                      ---------------------------

                      (a)  Attached hereto as Schedule 2.05(a) are
                                              ----------------
copies of the following documents:

                         (i)    Annual Report on Form 10-K for the
           year ended September 30, 1996;

                         (ii)   Quarterly Report on Form 10-Q for the
           quarter ended December 31, 1996; and

                         (iii)  OTS Thrift Financial Report for RFSLA
           for the years ended December 31, 1994, 1995 and 1996.

                      (b) The financial statements contained in the documents referenced in Schedule 2.05(a) are referred to
                        ----------------
collectively as the "Seller Financial Statements." The Seller Financial Statements referenced in Sections 2.05(a)(i) and (ii) have been prepared in accordance with the books and records of Seller in accordance with generally accepted accounting principles and present fairly the consolidated financial positions of Seller and the Seller Subsidiaries, at the dates thereof and the consolidated results of operations and cash flows of Seller and the Seller Subsidiaries for the periods stated therein.

                      (c) Seller and the Seller Subsidiaries have each prepared, kept and maintained through the date hereof true, correct and complete financial and other books and records of their affairs which fairly reflect their respective financial conditions, results of operations, businesses, assets, prospects and operations.

           2.06.    Seller Reports.  Since January 1, 1993, each of
                    --------------
Seller and the Seller Subsidiaries has timely filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the OTS, (iii) the FDIC and (iv) any federal, state, municipal or local government, securities, banking, savings and loan, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (v) being referred to herein collectively as the "Regulatory Authorities" and, individually, as a "Regulatory Authority"), having jurisdiction over the affairs of it. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority. With respect to Seller Reports filed with the Regulatory Authorities, there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller Subsidiaries that, if unresolved, would result in a Material Adverse Effect on the Seller and Seller Subsidiaries, taken as a whole.

           2.07.    Title to and Condition of Assets.
                    --------------------------------

                (a) Except as may be reflected in the Seller Financial Statements and with the exception of all "Real Property" (which is the subject of Section 2.08 hereof) Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their owned properties and assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of in the ordinary course of business since the date thereof), free and clear of any Lien, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent, (ii) non-monetary encumbrances that do not interfere with the use of the property for the business conducted thereon and (iii) as set forth or described in the Seller Financial Statements or any subsequent Seller Financial Statements delivered to Buyer prior to the Effective Time.

                (b) No material properties or assets that are reflected as owned by Seller or any of the Seller Subsidiaries in the Seller Financial Statements as of December 31, 1996 have been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

                (c) All furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good working order and free of known defects, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

           2.08.    Real Property.
                    -------------

                (a) The legal description of each parcel of real property owned by Seller or any of the Seller
           Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law) is set forth in Schedule 2.08(a) under the heading "Owned
                        ----------------
           Real Property" (such real property being herein referred to as the "Owned Real Property"). The legal description of each parcel of real property leased by Seller or any of the Seller Subsidiaries is also set forth in Schedule
                                                           --------
           2.08(a) under the heading "Leased Real Property" (such
           -------
           real property being herein referred to as the "Leased
           Real Property"). Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."

                (b) There is no pending action involving Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

                (c) Neither Seller nor any of the Seller Subsidiaries has any interest in any other real property not listed on Schedule 2.08(a), except interests as a
                         ----------------
           mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

                (d) None of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line in any material respect and all such buildings, structures and improvements are in all material respects located and constructed in conformity with all applicable zoning ordinances and building codes.

                (e) None of the buildings, structures or improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement which, if resolved against Seller, would result in a Material Adverse Effect on the Seller and the Seller Subsidiaries taken as a whole. The Owned Real Property is in generally good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

                (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties.

                (g) Neither Seller nor any of the Seller Subsidiaries has received any notice of any past, pending or threatened investigation, proceeding, claim, action or lawsuit, whether by a third party or Regulatory Authority, arising out of the ownership of or the operations at the Real Property or environmental conditions that exist or allegedly exist at the Real Property or at any Real Property previously owned, leased or operated by Seller or any of the Seller Subsidiaries.

                (h) Neither Seller nor any of the Seller Subsidiaries has caused or allowed the generation, treatment, storage, disposal or release at the Real Property of any toxic or hazardous materials regulated under federal, state or local law.

                (i) To the best of Seller's knowledge, there are no underground storage tanks located on, in or under the Real Property.

           2.09.    Taxes.  Seller and each Seller Subsidiary have
                    -----
timely filed or will timely file (including extensions) all
material tax returns required to be filed at or prior to the
Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such Seller Returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Except as set forth in Schedule 2.09, neither Seller nor any Seller Subsidiary has any
   -------------
liability material to the condition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against Seller or any of the Seller Subsidiaries which would not be covered by existing reserves. Neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. No federal or state income tax return of Seller or any Seller Subsidiaries has been audited by the Internal Revenue Service (the "IRS") or any state tax authority for the seven (7) most recent full fiscal years. There is no deficiency or refund litigation or, to the best knowledge of Seller, matter in controversy with respect to Seller Returns.
Neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

           2.10.    Material Adverse Effect.  Since December 31,
                    -----------------------
1996, there have been no events or circumstances, which individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on Seller and the Seller
Subsidiaries, taken as a whole.

           2.11.    Loans, Commitments and Contracts.
                    --------------------------------

                    (a)    Schedule 2.11(a) contains a complete and
                           ----------------
           accurate listing as of the date hereof of all contracts entered into with respect to deposits of $100,000 or more, by account, and all loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements, and other documents relating to or involving extensions of credit and other commitments to extend credit by Seller or any of the Seller Subsidiaries with respect to any one entity or related group of entities in excess of $75,000 to which Seller or any of the Seller Subsidiaries is a party or by which it is bound, by account, and, where applicable, such other information as shall be necessary to identify any related group of entities.

                    (b) Except for the contracts and agreements required to be listed on Schedule 2.11(a) and the loans
                                    ----------------
           required to be listed on Schedule 2.11(f), and except as
                                    ----------------
           otherwise listed on Schedule 2.11(b), as of the date
                               ----------------
           hereof neither Seller nor any of the Seller Subsidiaries is a party to or is bound by any:

                           (i)     agreement, contract, arrangement,
                    understanding or commitment with any labor union;

                           (ii)    franchise or license agreement;

                           (iii)   written employment, severance,
                    termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                           (iv)    material agreement, arrangement or
                    commitment (A) not made in the ordinary course
                    of business, and (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in
                    Section 2.19 hereof) and agreements relating to joint ventures or partnerships set forth in
                    Schedule 2.02, true and complete copies of which
                    -------------
                    have been furnished to Buyer;

                           (v)     agreement, indenture or other
                    instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $5,000;

                           (vi)    contract containing covenants which
                    limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

                           (vii)   contract or agreement which is a
                    "material contract" within the meaning of Item 601(b)(10) of Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement;

                           (viii)  lease with annual rental payments
                    aggregating $5,000 or more;

                           (ix)    loans or other obligations payable
                    or owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing at Seller or any of the Seller Subsidiaries in the ordinary course of business; or

                           (x)     other agreement, contract, arrange-
                    ment, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $5,000 and extending beyond six months from the date hereof that cannot be cancelled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $5,000.

                    (c)    Seller and/or the Seller Subsidiaries
           carry property, liability, director and officer errors and omissions, products liability and other insurance coverage as set forth in Schedule 2.11(c) under the
                                    ----------------
           heading "Insurance."

                    (d) True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Section 2.11(b) have been included with Schedule 2.11(b) hereto. True, correct and
                         ----------------
           complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Sections 2.11(a) and (c) have been or shall be furnished or made available to Buyer.

                    (e) To the best knowledge of Seller, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b)
                                          -----------------------
           and (c) is a valid, binding and enforceable obligation of
           -------
           the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any of the Seller Subsidiaries) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

                    (f)    Schedule 2.11(f) under the heading "Loans"
                           ----------------
           contains a true, correct and complete listing, as of the date of this Agreement, by account, of: (i) all loans in excess of $10,000 of Seller or any of the Seller Subsidiaries which have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Seller or any of the Seller Subsidiaries in excess of $10,000 which have been terminated by Seller or any of the Seller Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments in excess of $10,000, as to which Seller or any of the Seller Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all loans in excess of $10,000, all "demand" letters and other written communications from Seller or any of the Seller Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Seller or any of the Seller Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circum-stances which may become defaults; (v) each borrower, customer or other party which has notified Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against Seller or any of the Seller Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted to or against Seller or any of the Seller Subsidiaries, any such claim;
           (vi) all loans in excess of $10,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Authority,
           (D) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection therewith; and (vii) all loans or debts payable or owing by any executive officer or director of Seller or any of the Seller Subsidiaries or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board.

           2.12.    Absence of Defaults.  Neither Seller nor any of
                    -------------------
the Seller Subsidiaries is in violation of its charter documents or Bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would consti-tute such a default, except, in all cases, where such violation or default would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

           2.13.    Litigation and Other Proceedings.  Except as set
                    --------------------------------
forth on Schedule 2.13 or otherwise disclosed in the Seller
         -------------
Financial Statements, neither Seller nor any of the Seller Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any stockholder of Seller or any of the Seller Subsidiaries (or any former stockholder of Seller or any of the Seller Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy
Act or the fair lending and fair credit laws.

           2.14.    Directors' and Officers' Insurance.  Each of
                    ----------------------------------
Seller and the Seller Subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

           2.15.    Compliance with Laws.
                    --------------------

                    (a) To the best knowledge of Seller, Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them is, to the best of Seller's knowledge, threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                    (b)    (i)  Each of Seller and the Seller
           Subsidiaries has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Seller or any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, except where such failure to comply would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, and (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity, except where such default would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                    (c)    Neither Seller nor any of the Seller
           Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being acquired in foreclosure or in lieu of foreclosure and held for disposition or being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any hazardous waste, toxic substance or related materials, including, without limitation, petroleum, asbestos, PCBs, pesticides, herbi-cides and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed or used in the construction thereof; and which, in each case, reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including, without limitation, property acquired under foreclosure or in lieu of foreclosure, property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest and, to the best knowledge of Seller, property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending and no material claim has been asserted against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any of the Seller Subsidiaries which reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                    (d) Since December 31, 1993, neither Seller nor any of the Seller Subsidiaries has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any of the Seller Subsidiaries is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which reasonably could not be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole,
           (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the condition of Seller and the Seller Subsidiaries, taken as a whole, including, without limitation, RFSLA's status as an insured depository institution under the FDI Act,
           (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

                    (e)    Neither Seller nor any of the Seller
           Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

           2.16.    Labor.  No work stoppage involving Seller or any
                    -----
of the Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of the Seller Subsid-iaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

           2.17.    Material Interests of Certain Persons.  No
                    -------------------------------------
officer or director of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC.

           2.18.    Allowance for Loan and Lease Losses; Non-
                    -----------------------------------------
Performing Assets.
-----------------

                    (a)    All of the accounts, notes, and other
           receivables which are reflected in the Seller Financial Statements as of December 31, 1996 were acquired in the ordinary course of business and were collectible in full in the ordinary course of business, except for possible loan and lease losses which are adequately provided for in the allowance for loan and lease losses reflected in such Seller Financial Statements, and the collection experience of Seller and the Seller Subsidiaries since December 31, 1996 to the date hereof, has not deviated in any material and adverse manner from the credit and collection experience of Seller and the Seller Subsidiaries, taken as a whole, for the three-months ended December 31, 1996.

                    (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated balance sheet of Seller and the Seller Subsidiaries as of December 31, 1996, were adequate in all material respects under the requirements of generally accepted accounting principles, or regulatory accounting principles, as the case may be, to provide for possible losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet.

                    (c)    Schedule 2.18(c) sets forth as of the date
                           ----------------
           of this Agreement all assets classified by Seller as real estate acquired through foreclosure or repossession, including in-substance foreclosure.

                    (d) The aggregate amount of all Non-Performing Assets (as defined below) on the books of Seller and the Seller Subsidiaries does not exceed $75,000. "Non-Performing Assets" shall mean (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Agency or (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified by Seller as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets acquired through foreclosure or in lieu of foreclosure.

           2.19.    Employee Benefit Plans.
                    ----------------------

                    (a)    Schedule 2.19(a) lists all pension,
                           ----------------
           retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any of the Seller Subsidiaries (collectively, "Seller Employee Plans"). Seller has furnished Buyer with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

                    (b)    All Seller Employee Plans have been
           maintained and operated in all material respects in accordance with their terms and the requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), or as reflected in the applicable statutes, the underlying Department of Labor or Internal Revenue Service regulations, and any Department of Labor Advisory Opinions or Internal Revenue Service Revenue Rulings.
           All contributions required to be made to Seller Employee Plans have been made or reserved.

                    (c)    With respect to each of the Seller
           Employee Plans which is a pension plan (as defined in
           Section 3(2) of ERISA) (the "Pension Plans"), to the best knowledge of Seller: (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on
           Schedule 2.19(a)), exceed the value of the assets of the
           ----------------
           Pension Plan allocable to such vested or accrued benefits; (iii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Seller or any of the Seller Subsidiaries, to any material tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated as of the date hereof, nor has there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1989; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). Except as disclosed on
           Schedule 2.19(a), no Pension Plan is a "multiemployer
           ----------------
           plan" as that term is defined in Section 3(37) of ERISA.

                    (d)    Neither Seller nor any of the Seller
           Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

                    (e)    Neither Seller nor any of the Seller
           Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

                    (f)    Except as disclosed in Schedule 2.19(f),
                                                  ----------------
           neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any of the Seller Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit.

                    (g) The withdrawal of RFSLA from the Financial Institutions Retirement Plan adopted by RFSLA (the "Retirement Plan") will not result in the payment by either RFSLA or Seller, after the date hereof, of contributions, assessments, fees or expenses, including, but not limited to, fees with respect to the withdrawal by RFSLA from the Retirement Plan and the payment of any contributions due by RFSLA, in excess of $50,000 in the aggregate.

           2.20.    Conduct of Seller to Date.  Except as set forth
                    -------------------------
on Schedule 2.20, from and after December 31, 1996 through the date
   -------------
of this Agreement, and except as set forth in the Seller Financial Statements or specifically contemplated by this Agreement: (i)
Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities (except shares of Seller Common Stock upon exercise of Seller Employee Stock Options and awards made pursuant to the Seller's Recognition and Retention Plan), or any corporate debt securities which would be classified under generally accepted accounting principles as long-term debt on the balance sheets of Seller or the Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged or otherwise disposed of any of its properties or assets other than for (in the reasonable opinion of management of Seller) a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance or other similar contract, (C) entered into, terminated or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries; and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business.

           2.21.    Absence of Undisclosed Liabilities.
                    ----------------------------------

                    (a) As of the date of this Agreement, neither Seller nor any of the Seller Subsidiaries has any debts, liabilities or obligations equal to or exceeding $5,000, individually or $10,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in the Seller Financial Statements or the notes thereto in accordance with generally accepted accounting principles except:

                           (i)     liabilities and obligations
                    reflected on the Seller Financial Statements;

                           (ii)    operating leases reflected on
                    Schedule 2.11; and
                    -------------

                           (iii)   debts, liabilities or obligations
                    incurred since December 31, 1996 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, tort, infringement or lawsuits and none of which have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                    (b)    Neither Seller nor any of the Seller
           Subsidiaries was as of December 31, 1996, and since such date to the date hereof, has become a party to, any contract or agreement, excluding deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business, which had, has or may be reasonably expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

           2.22.    Proxy Statement, Etc.  None of the information
                    --------------------
regarding Seller or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included, with Seller's consent (which shall not be unreasonably withheld), in (i) the Registration Statement on Form S-4 to be filed with the SEC by Buyer for the purpose of registering the shares of Buyer Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the Proxy Statement to be mailed to Seller's stockholders in connection with the meeting to be called to consider this Agreement and the Merger (the "Seller Proxy Statement"), (iii) the Proxy Statement to be mailed to Buyer's shareholders in connection with the meeting to be called to consider this Agreement and the Merger (the "Buyer Proxy Statement" and, collectively with the Seller
Proxy Statement, the "Proxy Statements") or (iv) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statements, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statements or any amendment thereof or supplement thereto, at the time of the meeting of Seller's stockholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Seller or any of the Seller Subsidiaries is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

           2.23.    Registration Obligations.  Neither Seller nor
                    ------------------------
any of the Seller Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

           2.24.    Tax and Regulatory Matters.  Neither Seller nor
                    --------------------------
any of the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would
(i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or
(ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

           2.25.    Brokers and Finders.  Except as set forth on
                    -------------------
Schedule 2.25, neither Seller nor any of the Seller Subsidiaries
-------------
nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

           2.26.    Interest Rate Risk Management Instruments.
                    -----------------------------------------

                    (a)    Set forth on Schedule 2.26(a) is a list as
                                        ----------------
of the date hereof of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound.

                    (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Seller, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or a Seller Subsidiary and are in full force and effect. Seller and each of the Seller Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of Seller, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

           2.27.    Accuracy of Information.  The statements
                    -----------------------
contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading in all material respects.

                              ARTICLE III
                              -----------

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

           As an inducement to Seller to enter into and perform its obligations under this Agreement, and notwithstanding any examina-tion, inspection, audit or other investigation made by Seller, Buyer represents and warrants to and covenant with Seller as follows:

           3.01.    Organization and Authority.  Buyer is a
                    --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, is qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole. Buyer is registered as a bank holding company with the Federal Reserve Board under the BHCA.

           3.02.    Capitalization of Buyer.  The authorized capital
                    -----------------------
stock of Buyer consists of 7,800,000 shares of Buyer Common Stock, of which, as of February 28, 1997, 2,838,685 shares were issued and outstanding. As of February 28, 1997, Buyer had reserved:
(a) 809,628 shares of Buyer Common Stock for issuance under various Buyer employee and/or director stock option, incentive and/or benefit plans ("Buyer Employee/Director Stock Grants"); and
(b) 115,851 shares of Buyer Common Stock for issuance pursuant to outstanding warrants. From February 28, 1997 through the date of this Agreement, no shares of Buyer Common Stock have been issued, excluding any such shares which may have been issued in connection with Buyer Employee/Director Stock Grants.

                    Buyer continually evaluates possible
acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Equity Securities. In addition, prior to the Effective Time, Buyer may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes or repurchase its outstanding Equity Securities. Notwithstanding the foregoing, neither Buyer nor any Buyer Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance and Buyer will not take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or
(ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. Except as set forth above, there are no other Equity Securities of Buyer outstanding. All of the issued and outstanding shares of Buyer Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Buyer. At the Effective Time, the Buyer Common Stock to be issued in the Merger or reserved for issuance pursuant to Seller Employee Stock Options that are to be converted into and become rights with respect to Buyer Common Stock will be duly authorized, validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive right of any shareholder of Buyer and will be listed for trading on the Nasdaq.

           3.03.    Authorization.
                    -------------

                    (a)    Buyer has the corporate power and
           authority to enter into this Agreement and, subject to the approval of this Agreement by the shareholders of Buyer and the Regulatory Authorities, to carry out its obligations hereunder. The only shareholder vote required for Buyer to approve this Agreement is an affirmative vote of the holders of at least two-thirds of the outstanding shares of Buyer Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Buyer enforceable against it in accordance with its terms.

                    (b)    Neither the execution, delivery and
           performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Buyer under any of the terms, conditions or provisions of (x) its Articles of Incorporation or Bylaws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party or by which it may be bound, or to which Buyer or any of its properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 3.03, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

                    (c)    Other than in connection with or in
           compliance with the provisions of the Missouri Statute, the DGCL, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

           3.04.    Buyer Financial Statements.  The consolidated
                    --------------------------
balance sheets of Buyer and its Subsidiaries as of December 31, 1995 and 1996 and related consolidated statements of income, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996, together with the notes thereto, audited by BDO Seidman, LLP, as filed with the SEC on Form 10-K (the "Buyer Financial Statements"), have been prepared in accordance with generally accepted accounting principles, present fairly the consolidated financial position of Buyer and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Buyer and its Subsidiaries for the periods stated therein and are derived from the books and records of Buyer and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in accordance with good business practices, and as of each of their respective dates, the Buyer Financial Statements were materially true and correct and not misleading and did not omit any material fact necessary to make the contents thereof not misleading. Neither Buyer nor any of its Subsidiaries has any material contingent liabilities that are not described in the Buyer Financial Statements.

           3.05.    Buyer Reports.  Since January 1, 1993, each of
                    -------------
Buyer and its Subsidiaries has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Buyer Reports." As of its respective date, each Buyer Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With respect to Buyer Reports filed with the Regulatory Authorities, there is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examination of, Buyer or any of the Buyer Subsidiaries.

           3.06.    Material Adverse Effect.  Since December 31,
                    -----------------------
1996, there has been no events or circumstances, which individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

           3.07.    Legal Proceedings or Other Adverse Facts.
                    ----------------------------------------
Except as otherwise disclosed in the Buyer Financial Statements, neither Buyer nor any of its Subsidiaries is a party to any pending or, to the best knowledge of Buyer, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Buyer, threatened against Buyer or any of its Subsidiaries or any of their respective officers or directors by any shareholder of Buyer or any of its Subsidiaries (or any former shareholder of Buyer or any of its Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other similar laws.

           3.08.    Registration Statement, Etc.  None of the
                    ---------------------------
information regarding Buyer or any of its Subsidiaries to be supplied by Buyer for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statements or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statements, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statements or any amendment thereof or supplement thereto, at the time of the meeting of stockholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Buyer is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

           3.09.    Brokers and Finders.  Except as set forth on
                    -------------------
Schedule 3.09, neither Buyer nor any of its respective officers,
-------------
directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer in connection with this Agreement or the transactions contemplated hereby.

           3.10.    Accuracy of Information.  The statements
                    -----------------------
contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyer pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.

           3.11.    Compliance with Laws.  To the best knowledge of
                    --------------------
Buyer, Buyer and each of its Subsidiaries have (i) complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, ERISA and securities, tax, environmental, civil rights and occupational health and safety laws and regulations including, without limitation, in the case of Buyer or any Buyer Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, except where the failure to comply would not have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, and
(ii) all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspensions or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

           3.12.    Tax and Regulatory Matters.  Neither Buyer nor
                    --------------------------
any of the Buyer Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would
(i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or
(ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

                              ARTICLE IV
                              ----------

           CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

           4.01.    Conduct of Businesses Prior to the Effective
                    --------------------------------------------
Time.  During the period from the date of this Agreement to the
----
Effective Time, Seller shall, and shall cause each of the Seller Subsidiaries to, conduct their respective businesses according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Seller Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

           4.02.    Forbearances of Seller.  Except as set forth in
                    ----------------------
Schedule 4.02 and except to the extent required by law, regulation
-------------
or any Regulatory Authority, or with the prior written consent of Buyer (which consent shall not be unreasonably withheld), or unless otherwise specifically noted in this Section 4.02), during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

                    (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries), except that Seller may declare and pay regular quarterly cash dividends of not more than $0.15 per share on the Seller Common Stock; provided, however, that Seller shall not declare or pay a quarterly dividend for any quarter in which Seller stockholders will be entitled to receive a regular quarterly dividend on the shares of Buyer Common Stock to be issued in the Merger;

                    (b) except as specifically contemplated or required by this Agreement, enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law or contract and (iii) such increases of which Seller notifies Buyer in writing and which Buyer does not reasonably disapprove (in writing) within 10 days of the receipt of such notice;

                    (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights; provided however, that the foregoing shall not apply to the consideration of any inquiry, offer or proposal not solicited by Seller or any Seller Subsidiary, or any of their respective officers, directors, stockholders, agents or affiliates which relates to the possible sale or other disposition of Seller Common Stock or the common stock of any Seller Subsidiary or the possible sale or other disposition of substantially all of Seller's or any Seller Subsidiary's assets to, or merger or consolidation with, another corporation or association (an "Unsolicited Acquisition Proposal") if and to the extent that the Board of Directors of Seller reasonably determines in good faith, after consultation with its financial advisor and counsel to Seller, that failure to consider such Unsolicited Acquisition Proposal could reasonably be expected to constitute a breach of its fiduciary duties to the stockholders of Seller; provided, further, however, that Seller shall give Buyer prompt notice of any Unsolicited Acquisition Proposal and keep Buyer continually and promptly informed regarding the substance thereof and the response of the Board of Directors of Seller thereto;

                    (d)    propose or adopt any amendments to its
           Certificate or Articles of Incorporation or other charter document or Bylaws, other than as set forth in Section
           4.04 hereof;

                    (e) issue, sell, grant, confer or award any of its Equity Securities (except shares of Seller Common Stock issued upon exercise of Seller Employee Stock Options outstanding on the date of this Agreement) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

                    (f) purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

                    (g)    (i) without first consulting with and
           obtaining the written consent of Buyer (which consent shall not be unreasonably withheld), cause or permit RFSLA to enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount equal to or in excess of $75,000 or in any amount which, when aggregated with any and all loans or credit commitments of

           Seller and the Seller Subsidiaries to such person or entity, would be equal to or in excess of $100,000; provided, however, that Seller or any of the Seller Subsidiaries may make any such loan or credit commitment in the event (A) Seller or any Seller Subsidiary has delivered to Buyer or its designated representative a notice of its intention to make such loan and such information as Buyer or its designated representative may reasonably require in respect thereof and (B) Buyer or its designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within five (5) business days following the delivery to Buyer or its designated representative of the notice of intention and information as aforesaid;

                    (h) directly or indirectly (including through its officers, directors, employees or other representatives) (i) initiate, solicit or encourage any discussions, inquiries or proposals with any third party (other than Buyer) relating to the disposition of any significant portion of the business or assets of Seller or any of the Seller Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger of Seller or any of the Seller Subsidiaries with any person (other than Buyer) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or (ii) provide any such person with non-public information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyer orally of all the relevant details, including, without limitation, the identities of inquiring parties, relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction; provided, however, the forbearances set forth in this subparagraph
           (h) shall not apply to the consideration of an Unsolicited Acquisition Proposal if and to the extent that the Board of Directors of Seller reasonably determines in good faith, after consultation with its financial advisors and counsel to Seller, that failure to consider such Unsolicited Acquisition Proposal could reasonably be expected to constitute a breach of its fiduciary duties to the stockholders of Seller;

                    (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; provided, however, that the foregoing shall not apply to the consideration of an Unsolicited Acquisition Proposal if and to the extent that the Board of Directors of Seller reasonably determines in good faith, after consultation with its financial advisors and counsel to Seller, that failure to consider such Unsolicited Acquisition Proposal could reasonably be expected to constitute a breach of its fiduciary duties to the stockholders of Seller;

                    (j)    other than in the ordinary course of
           business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

                    (k)    materially restructure or change its
           investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions of greater than $250,000 for U.S. Treasury or Federal Agency Securities and $100,000 for all other investment instruments;

                    (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

                    (m) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Seller or any of the Seller Subsidiaries, any holder of 10% or more of the outstanding shares of Seller Common Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. Section 371c and 12 U.S.C. Section 371c-1, without first obtaining the prior written consent of Buyer, which consent shall not be unreasonably withheld.
           For purposes of this subsection (m), "control" shall have the meaning associated with that term under 12 U.S.C.
           Section 371c.

           4.03.    Forbearances of Buyer.  During the period from
                    ---------------------
the date of this Agreement to the Effective Time, Buyer shall not, and shall not permit any of its respective Subsidiaries to, without the prior written consent of Seller, agree in writing or otherwise engage in any activity, enter into any transaction or take or omit to take any other action:

                    (a) that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (ii) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of
           Section 368 of the Code; or

                    (b) which would make any of the representa-tions and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

           4.04.    Charter Amendment.  As soon as practicable after
                    -----------------
the date hereof, but prior to the Closing Date, Seller shall take any and all actions, and shall direct the Board of Directors of RFSLA to take any and all actions, that are required to (i) amend
Section 8 of the Charter of RFSLA to eliminate the requirement that no person can acquire more than 10% of the common stock of RFSLA and (ii) change the name of RFSLA to Allegiant Bank, FSB, which name change shall be effective as of the Effective Time. Such actions shall include, but be not limited to, obtaining the prior approval of the OTS.

                               ARTICLE V
                               ---------

                         ADDITIONAL AGREEMENTS

           5.01.    Access and Information.  Buyer and Seller shall
                    ----------------------
each afford to the other, and to the other's accountants, counsel and other representatives, reasonable access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other
(i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to it and (C) use their respective best efforts to cause all of such party's confidential information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

           5.02.    Registration Statement; Regulatory Matters.
                    ------------------------------------------

                    (a) Buyer shall prepare and, subject to the review, comment and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy materials) with respect to the shares of Buyer Common Stock to be issued in the Merger. Buyer shall prepare and, subject to the review, comment and consent of Seller with respect to matters relating to Seller, use its best efforts to file as soon as is reasonably practicable an application for approval of the Merger with the Federal Reserve Board, and such additional regulatory authorities as may require an application, and shall use its best efforts to cause the Registration Statement to become effective. Buyer shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Seller and the Seller Subsidiaries shall furnish Buyer all information concerning Seller and the Seller Subsidiaries and the stockholders thereof as Buyer may reasonably request in connection with any such action.

                    (b) Seller and Buyer shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Buyer, to consummate such other transactions by and among Buyer's Subsidiaries and the Seller Subsidiaries concurrently with or following the Effective Time, provided that such actions do not: (i) materially impede or delay the receipt of any approval referred to in Section 6.01(b); (ii) prevent or impede the transactions contemplated hereby from qualifying as a reorganization within the meaning of
           Section 368 of the Code; or (iii) the consummation of the transactions contemplated by this Agreement.

           5.03.    Shareholder and Stockholder Approval.  Each of
                    ------------------------------------
Buyer and Seller shall call a meeting of its shareholders and stockholders, as the case may be, to be held as soon as practicable after the date the Registration Statement is declared effective by the SEC for the purpose of voting upon this Agreement and the transactions contemplated hereby. In connection with such meeting, Buyer shall prepare, subject to the review, comment and consent of Seller, the Proxy Statements (which shall be part of the Registration Statement to be filed with the SEC by Buyer), which Registration Statement shall conform in all material respects to all applicable legal requirements, and mail the Buyer Proxy
Statement to the shareholders of Buyer and the Seller Proxy
Statement to the stockholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's stockholders the matters to be voted upon at such meeting. The board of directors of each party hereby does and will recommend this Agreement and the transactions contemplated hereby to the shareholders or stockholders, as the case may be, of such party and will use its best efforts to obtain any vote of its shareholders or stockholders, as the case may be, necessary for the approval and adoption of this Agreement; provided, however, that the foregoing shall not apply to Seller in the event of an Unsolicited Acquisition Proposal if and to the extent that the Board of Directors of Seller reasonably determines in good faith, after consultation with its financial advisors and counsel to Seller, that failure to consider such Unsolicited Acquisition Proposal could reasonably be expected to constitute a breach of its fiduciary duties to the stockholders of Seller. Buyer will advise Seller, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed (after providing drafts in advance to Seller and its counsel for review and comment), of the issuance of any stop order or the suspension of the qualification of Buyer Common Stock for offering or sale in any jurisdiction or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

           5.04.    Current Information.  During the period from the
                    -------------------
date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) an event which would cause any representation or warranty of such party or any Schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect;
(b) any Material Adverse Effect with respect to it; (c) the issuance or commencement of any governmental complaint, investigation or hearing (or any communication indicating that the same may be contemplated); or (d) the institution or threat of material litigation involving such party, and shall keep the other party fully informed of such events.

           5.05.    Conforming Entries.
                    ------------------

                    (a) Notwithstanding that Seller believes that Seller and Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

                    (b) In addition, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

                    (c)    Seller and Buyer shall consult and
           cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

                    (d) Subject to subsection (e) hereof, at the request of Buyer, Seller shall (i) establish and take such reserves and accruals to conform Seller's loan, accrual and reserve policies to Buyer's policies, (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for various accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, and
           (iii) effect such divestitures or otherwise implement such restructuring in respect of its investment securities portfolio to conform Seller's investment securities portfolio policies to Buyer's policies, in the case of each of the foregoing at such times as are requested by Buyer in a written notice to Seller.

                    (e) With respect to clauses (a) through (d) of this Section 5.05, such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with generally accepted accounting principles and taken
           (i) only after the Seller shall be reasonably satisfied that the conditions to the obligations of the parties to consummate the transactions contemplated herein will be satisfied or waived on or before the Closing Date and
           (ii) no sooner than 10 days prior to the Closing Date.

                    (f) No reserves, accruals or charges taken in accordance with Section 5.05(d) above may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.

           5.06.    Environmental Reports.  Within 75 days after the
                    ---------------------
date hereof, Buyer, with the cooperation of Seller and at Buyer's expense, may perform, through an environmental consulting firm selected by Buyer, a phase one environmental investigation and an asbestos survey on all real property owned, leased or operated by Seller or any of Seller Subsidiaries as of the date hereof (but excluding space in retail and similar establishments leased by Seller for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten (10) days after the acquisition or lease of any real property acquired or leased by Seller or any of Seller Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Seller for automatic teller machines or bank branch facilities where the space leased comprises less that 20% of the total space leased to all tenants of such property). If the results of the phase one investigation so recommend or warrant additional investigation, in Buyer's sole discretion, Buyer, during such 75-day period, and with the cooperation of Seller, may perform, through an environmental consulting firm selected by Buyer, at Buyer's expense, a phase two investigation on properties warranting such additional study. Buyer shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify Seller of any dissatisfaction with the contents of such report. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, or
(ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $50,000, as reasonably estimated by the environmental consulting firm, or if the cost of such actions and measures cannot be so reasonably estimated by such firm to be such amount or less with any reasonable degree of certainty, Buyer shall have the right pursuant to Section 7.01(e) hereof, for a period of fifteen (15) business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement.

           5.07.    Agreements of Affiliates.  Set forth as Schedule
                    ------------------------                --------
5.07 is a list (which includes individual and beneficial ownership)
----
of all persons whom Seller believes to be "affiliates" of Seller for purposes of Rule 145 under the Securities Act.  Seller shall use its best efforts to cause each person who
is identified as an "affiliate" to deliver to Buyer, as of the date hereof, or as soon as practicable hereafter, a written agreement in substantially the form set forth as Exhibit A to this Agreement
                                    ---------
providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of Buyer Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act. Prior to the Effective Time, and via letter, Seller shall amend and supplement Schedule 5.07 and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.07. In the event any individual designated as
              ------------
an "affiliate" fails to deliver the written agreement in the form set forth in Exhibit A, Buyer shall issue a stop order letter to
         ---------
Buyer's transfer agent with respect to any shares of Buyer Common Stock received by such individual in the Merger.

           5.08.    Expenses.  Each party hereto shall bear its own
                    --------
expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger; provided, however, that Buyer shall pay all printing and mailing expenses and filing fees associated with the Registration Statement, the Proxy Statements and regulatory applications.

           5.09.    Miscellaneous Agreements.
                    ------------------------

                    (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the reasonable opinion of Buyer, desirable for the consum-mation of the Merger.

                    (b)    Seller, prior to the Effective Time, shall
           (i) consult and cooperate with Buyer regarding the implementation of those policies and procedures established by Buyer for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.05 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Buyer, conform Seller's existing policies and procedures in respect of such matters to Buyer' policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyer' policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby.

           5.10.    Employee Agreements and Benefits.
                    --------------------------------

                    (a) Following the Effective Time, Buyer shall honor in accordance with their terms all employment, severance and other compensation contracts set forth on
           Schedule 2.11(b) between Seller, any of the Seller
           ----------------
           Subsidiaries, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seller Employee Plans.

                    (b) Notwithstanding anything to the contrary herein, Seller shall by amendment or resolution, as appropriate, ensure that all awards under the Reliance Financial, Inc. 1996 Recognition and Retention Plan shall accelerate and become vested in the award recipient immediately prior to the Effective Time.

                    (c)    As soon as practicable after the date
           hereof, Seller shall file with the IRS an Application for Determination for Terminating Plan (IRS Form 5310) with respect to the Reliance Federal Savings and Loan Association of St. Louis County Employee Stock Ownership Plan (the "ESOP") seeking a favorable determination from the IRS of the qualified status of the ESOP upon termination (the "Determination Letter"). In the event the Seller receives the Determination Letter prior to the Effective Time, Seller shall take all steps necessary or required to terminate the ESOP, including the repayment of the outstanding ESOP loan and the allocation of unallocated shares and other assets to ESOP participants followed by the distribution of all account balances to ESOP participants all in accordance with the plan document approved by the IRS. Following such termination and allocation of unallocated shares and other assets, the account balances of the ESOP shall be distributed to the Participants. In the event the IRS notifies RFSLA prior to the Effective Time that it will not issue the Determination Letter, RFSLA may take all steps necessary to terminate the ESOP but only if RFSLA shall have first received a waiver from each of the participants in the ESOP, in form reasonably acceptable to Buyer, whereby each such participant waives any and all claims against RFSLA, Seller and Buyer, and any successors thereto, with respect to the termination of the ESOP (the "Waiver").
           In the event that, prior to the Effective Time, RFSLA does not receive either (i) the Determination Letter or
           (ii) a notice from the IRS that it will not issue the Determination Letter, Buyer hereby agrees that it will take all steps necessary or required to terminate the ESOP, including the repayment of the outstanding ESOP loan, the allocation of unallocated shares and any other assets to ESOP participants, the distribution of account balances to participants and the allocation of unallocated shares to ESOP participants, but only after either (i) RFSLA receives the Determination Letter or
           (ii) (A) the IRS notifies RFSLA that it will not issue the Determination Letter and (B) the Waiver of each participant in the ESOP is delivered to Buyer.

                    (d)    Seller shall take any and all actions
           necessary to withdraw RFSLA from the Retirement Plan prior to the Effective Time, including, but not limited to, paying any and all amounts due (subject to the limitations of Section 2.19(g) hereof) to the Retirement Plan upon such withdrawal.

                    (e)    Except as set forth in Sections 5.10(b),
           (c) and (d) hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Seller and the Seller Subsidiaries are integrated into Buyer's employee benefit plans that are available to other employees of Buyer and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Buyer shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries into Buyer's employee benefit plans available to other employees of Buyer and its Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Seller or any of the Seller Subsidiaries for purposes of vesting and eligibility for participation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties; provided, however, Seller must notify Buyer of any pre-existing condition with respect to any employee or dependent of an employee prior to the Closing and coverage must be approved by the applicable insurers at a cost that is reasonably acceptable to Buyer. If any employee or dependent of an employee presently receiving coverage under any Seller health plan has a pre-existing condition that is covered by Seller's health plan but cannot be covered by Buyer's health plan at a cost that is reasonably acceptable to Buyer, Buyer agrees to reimburse such employee the cost of such coverage that such employee or dependent obtains in accordance with the continued health care coverage provisions of the Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA"), or otherwise, until the sooner to occur of (i) such employee or dependent becoming fully covered, including such pre-existing condition, under Seller's health plan or (ii) the end of the applicable COBRA continued healthcare coverage period.

           5.11.    Press Releases.  Except as may be required by
                    --------------
law, Seller and Buyer shall consult and agree with each other as to the form and substance of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

           5.12.    State Takeover Statutes.  Seller will take all
                    -----------------------
steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

           5.13.    Directors' and Officers' Indemnification.  For
                    ----------------------------------------
five years after the Closing Date, Buyer shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of Seller or any Seller Subsidiary (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the extent such persons are indemnified under the DGCL or by virtue of the Certificate or Articles of Incorporation, as the case may be, Charter or Bylaws in the form in effect at the date of this Agreement for Seller or any Seller Subsidiary, including provisions relating to advances of expenses incurred in the defense of any such litigation. If Buyer or the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provisions shall be made so that the successors and assigns of Buyer or the Surviving Corporation shall assume the obligations set forth in this Section. To the extent that Seller's existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Seller agrees to give proper notice to the insurance carrier and to Buyer of a potential claim thereunder so as to preserve Seller's rights to such insurance coverage. Seller may purchase up to three years' tail coverage under its existing directors' and officers' liability insurance policy on such terms and provisions as Seller deems appropriate provided that the total cost thereof shall not exceed $15,000.

           5.14.    Tax Opinion Certificates.  Seller shall use its
                    ------------------------
reasonable best efforts to cause such of its executive officers, directors and/or holders of one percent (1%) or more of the Seller Common Stock (including shares beneficially or constructively (for purposes of Code Section 318) held) as may be requested by Thompson Coburn to timely execute and deliver to Thompson Coburn certificates substantially in the form of Exhibit B or Exhibit C
                                          ---------    ---------
hereto, as the case may be (in each case conformed, to the extent necessary, to render such certificate accurate).

           5.15.    Employee Stock Options.
                    ----------------------

                    (a) At the Effective Time, all rights with respect to Seller Common Stock pursuant to Seller Employee Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Buyer Common Stock, and Buyer shall assume all Seller Employee Stock Options in accordance with the terms of the Seller Stock Plan under which it was issued and the Seller Employee Stock Option Agreement by which it is evidenced. From and after the Effective Time, (i) each Seller Employee Stock Option assumed by Buyer shall be exercised solely for shares of Buyer Common Stock,
(ii) the number of shares of Buyer Common Stock subject to each Seller Employee Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (subject to adjustment pursuant to Section 1.12 hereof) and
(iii) the per share exercise price under each Seller Employee Stock Option shall be adjusted by dividing the per share exercise price under such Seller Employee Stock Option by the Exchange Ratio (subject to adjustment pursuant to Section 1.12 hereof) and rounding down to the nearest cent; provided, however, that the terms of each Seller Employee Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization, exchange of shares or other similar transaction subsequent to the Effective Time. It is intended that the foregoing shall be undertaken in a manner that will not constitute a "modification" as defined in the Code, as to any Seller Employee Stock Option that is an "incentive stock option" as defined under the Code. In addition to the above, Seller shall enter into an Amended and Restated Option Agreement with John E. Bowman, President and Chief Executive Officer of Seller, and Jeannette Larson, Executive Vice President of Seller, to permit them to exercise their options until the expiration of ten years from the original date of grant of such options, and Buyer acknowledges that Seller may cause the Seller Stock Option Plan to be amended as necessary, consistent with the foregoing.

                    (b) The shares of Buyer Common Stock covered by the stock options to be issued pursuant to Section 5.15(a) shall be covered by an effective registration statement filed on Form S-8 with the SEC, which shall be filed by Buyer as soon as practicable after the Closing Date and shall be duly authorized, validly issued and in compliance with all applicable federal and state securities laws, fully paid and nonassessable and not subject to or in violation of any preemptive rights. Buyer shall at and after the Effective Time have reserved sufficient shares of Buyer Common Stock for issuance with respect to such options. Buyer shall also take any action reasonably required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares.

           5.16     RFSLA Board.  Buyer shall operate RFSLA as a
                    -----------
separate savings and loan association subsidiary for at least one year following the Effective Time. At the Effective Time, Buyer shall cause the addition of two individuals to the Board of Directors of RFSLA (the "RFSLA Board"), who shall serve along with the current members of the RFSLA Board. Seller shall take, and shall direct that RFSLA take, any and all actions necessary, including filing a notice with the OTS, to amend Article III,
Section 2 of the Bylaws of RFSLA to increase, as of the Effective Time, the number of members of the Board of Directors of RFSLA to eight. Each member of the Board of Directors of RFSLA following the Closing Date shall continue to serve as such unless removed for cause or unless such member resigns from the Board of Directors. During such service, such members shall be entitled to Board of Directors' fees in the amount and with the frequency currently paid by RFSLA. If RFSLA shall be merged or otherwise consolidated with and into Allegiant Bank, Allegiant Bank shall establish an advisory board (which shall be subject to annual review and renewal by Allegiant Bank's Board of Directors) to be comprised of the current members of the RFSLA Board. Allegiant Bank recognizes the need for an advisory board in order for Allegiant Bank to realize its full potential in the market area now served by RFSLA, to maintain close personal and business relationships and to assist in the transition of RFSLA to Allegiant Bank's system of operations. The parties believe that the advisory board members, through their continued identification with Allegiant Bank and active support, will ensure an ongoing program of interest and commitment in the current RFSLA market area. The advisory board will provide Allegiant Bank's management and Board of Directors with advice and counsel with respect to the following: (i) loan originations from the current RFSLA markets; (ii) savings programs to be offered in the RFSLA markets; (iii) advertising programs; (iv) community activities and involvement; and (v) such other business and financial matters as the advisory board believes may further contribute to Allegiant Bank's successful operation in the current RFSLA market area. The advisory board shall meet as designated by the Board of Directors of Allegiant Bank and each member of the advisory board shall receive fees commensurate with the fees paid to other members of the advisory boards of Allegiant Bank.


                              ARTICLE VI
                              ----------

                              CONDITIONS

           6.01.   Conditions to Each Party's Obligation to Effect
                   -----------------------------------------------
the Merger.  The respective obligations of each party to effect the
----------
Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                   (a) This Agreement shall have received the requisite approval of the shareholders of Buyer and the stockholders of Seller at the meeting of shareholders of Buyer and the meeting of stockholders of Seller called pursuant to Section 5.03 of this Agreement.

                   (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Regulatory Authorities, and all waiting periods after such approvals required by law or regulation have been satisfied.

                   (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                   (d) Neither Seller nor Buyer shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                   (e) At the time of filing of the Registration Statement and at the Closing Date, each of Buyer and Seller shall have received from Thompson Coburn an opinion reasonably satisfactory in form and substance to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and to the effect that, as a result of the Merger, except with respect to fractional share interests and assuming that such Seller Common Stock is a capital asset in the hands of the holder thereof at the Effective Time,
           (i) holders of Seller Common Stock who receive solely Buyer Common Stock in the Merger will not recognize gain or loss for federal income tax purposes upon the receipt of such stock, (ii) the basis of such Buyer Common Stock will equal the basis of the Seller Common Stock for which it is exchanged, and (iii) the holding period of such Buyer Common Stock will include the holding period of the Seller Common Stock for which it is exchanged.

           6.02.   Conditions to Obligations of Seller to Effect the
                   -------------------------------------------------
Merger.  The obligations of Seller to effect the Merger shall be
------
subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                   (a)     Representations and Warranties.  The
                           ------------------------------
           representations and warranties of Buyer set forth in
           Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, and (iii) for the effect of transactions contemplated by this Agreement, and Seller shall have received a certificate of the President of Buyer, signing solely in his capacity as an officer of Buyer, to such effect.

                   (b)     Performance of Obligations.  Buyer shall
                           --------------------------
           have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the President of Buyer, signing solely in his capacity as an officer of Buyer, to that effect.

                   (c)     Permits, Authorizations, Etc.  Buyer shall
                           ----------------------------
           have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

                   (d)     No Material Adverse Effect.  Since the
                           --------------------------
           date of this Agreement, there shall not have been any event that would constitute or result in a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

                   (e)     Opinion of Counsel.  Buyer shall have
                           ------------------
           delivered to Seller an opinion of Buyer's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit D to
                                                       ---------
           this Agreement.

                   (f)     Average Buyer Price.  The Average Buyer
                           -------------------
           Price (as hereinafter defined) shall be greater than or equal to $11.35 per share. "Average Buyer Price" shall be the average of the daily averages of the high and low transaction prices of Buyer Common Stock, as reported in The Wall Street Journal, Midwest Edition, for the twenty
           (20) trading days on which trades are reported, immediately prior to the second business day immediately prior to the Closing.

                   (g)     Opinion of Financial Advisor.  Seller
                           ----------------------------
           shall have received an opinion of RP Financial, L.C., dated as of the date of the mailing of the Seller Proxy Statement, to the effect that the consideration to be received by the Seller stockholders in the Merger is fair from a financial point of view, which opinion shall not have been withdrawn at or prior to the Closing.

           6.03.   Conditions to Obligations of Buyer to Effect the
                   ------------------------------------------------
Merger.  The obligations of Buyer to effect the Merger shall be
------
subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                   (a)     Representations and Warranties.  The
                           ------------------------------
           representations and warranties of Seller set forth in
           Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, and (iii) for the effect of transactions contemplated by this Agreement) and Buyer shall have received a certificate of the President of Seller, signing solely in his capacity as an officer of Seller, to such effect.

                   (b)     Performance of Obligations.  Seller shall
                           --------------------------
           have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyer shall have received a certificate of the President of Seller signing solely in his capacity as an officer of Seller, to that effect.

                   (c)     Permits, Authorizations, Etc.  Seller
                           ----------------------------
           shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

                   (d)     No Material Adverse Effect.  Since the
                           --------------------------
           date of this Agreement, there shall not have been any event that would constitute or result in a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

                   (e)     Opinion of Counsel.  Seller shall have
                           ------------------
           delivered to Buyer an opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit E to
                                                       ---------
           this Agreement.

                   (f)     Closing Book Value.  Immediately prior to
                           ------------------
           the Closing, the total stockholders' equity account determined in accordance with generally accepted accounting principles on a basis consistent with the Seller Financial Statements, of Seller shall be not less than $6,500,000, as reasonably determined by Buyer's independent public accountant, in consultation with Seller's independent public accountant; provided, however, that for purposes of calculating total stockholders' equity, the Seller's expenses associated with the payout of severance payments to Seller's employees as a result of the Merger will not be counted.

                   (g)     Opinion of Financial Advisor.  Buyer shall
                           ----------------------------
           have received an opinion of Stifel, Nicolaus & Company, Incorporated, dated as of the date of the mailing of the Buyer Proxy Statement, to the effect that the consideration to be paid by the Buyer to the Seller stockholders as a result of the Merger is fair from a financial point of view, which opinion shall not have been withdrawn at or prior to the Closing.

                   (h)     Charter Amendment.  Seller shall have
                           -----------------
           taken, and caused RFSLA to have taken, all actions required by Section 4.04 hereof to (i) amend Section 8 of the Charter of RFSLA and (ii) to change the name of RFSLA to Allegiant Bank, FSB.

                   (i)     Bylaws Amendment.  Seller shall have
                           ----------------
           taken, and caused RFSLA to have taken, all actions required by Section 5.16 hereof to amend Article III,
           Section 2 of the Bylaws of RFSLA.

                   (j)     Termination of Retirement Plan.  Seller
                           ------------------------------
           shall have taken, and caused RFSLA to have taken, all actions required by Section 5.10(c) hereof to withdraw RFSLA from the Retirement Plan prior to the Effective Time, including, but not limited to, paying any and all amounts due to the Retirement Plan upon such withdrawal, which amounts shall not exceed $50,000 in the aggregate.

                              ARTICLE VII
                              -----------

                   TERMINATION, AMENDMENT AND WAIVER

           7.01.   Termination.  This Agreement may be terminated at
                   -----------
any time prior to the Effective Time, whether before or after approval by Seller's stockholders:

                   (a)     by mutual consent of the Board of
           Directors of Buyer and the Board of Directors of Seller;

                   (b) by the Board of Directors of Buyer or the Board of Directors of Seller at any time after December 31, 1997 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

                   (c) by the Board of Directors of Buyer or the Board of Directors of Seller if (i) the Federal Reserve Board or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Merger and such denial has become final and nonappealable, (ii) the stockholders of Seller shall not have approved this Agreement at the meeting referred to in Section 5.03 or at any adjournment thereof or (iii) the shareholders of Buyer shall not have approved this Agreement at the meeting referred to in Section 5.03 or at any adjournment thereof;

                   (d) by the Board of Directors of Buyer, on the one hand, or by the Board of Directors of Seller, on the other hand, in the event of a material volitional breach by the other party to this Agreement of any representation, warranty or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period;

                   (e)     by the Board of Directors of Buyer
           pursuant to and in accordance with the provisions of
           Section 5.06 hereof; or

                   (f) by the Board of Directors of Seller if Seller's Board of Directors is excused pursuant to
           Section 5.03 hereof, from its obligations to hold the Seller's stockholder meeting referred to in Section 5.03 hereof and to recommend that Seller's stockholders approve this Agreement or present this Agreement at such meeting for approval.

           7.02.   Effect of Termination.  In the event of termin-
                   ---------------------
ation of this Agreement as provided in Section 7.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Buyer or Seller or their respective officers or directors except as set forth in the second sentence of
Section 5.01 and in Sections 5.08 and 8.02, and except that no termination of this Agreement pursuant to Section 7.01(e) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate and willful non-performance of any covenant contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 7.01(e).

           7.03.   Amendment.  This Agreement, the Exhibits and the
                   ---------
Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of the Board of Directors of Buyer and the Director of Directors of Seller, at any time before or after approval of this Agreement by the stockholders of Seller; provided, however, that after any such approval by the stockholders of Seller no such modification shall (A) alter or change the amount or kind of Merger Consideration to be received by holders of Seller Common Stock as provided in this Agreement or (B) adversely affect the tax treatment to Seller stockholders as a result of the receipt of the Merger Consideration. This Agreement, the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyer and Seller.

           7.04.   Waiver.  Any term, condition or provision of this
                   ------
Agreement may be waived in writing at any time by the party which is, or whose shareholders or stockholders, as the case may be, are, entitled to the benefits thereof.

                             ARTICLE VIII
                             ------------

                          GENERAL PROVISIONS

           8.01.   Non-Survival of Representations, Warranties and
                   -----------------------------------------------
Agreements.  No investigation by the parties hereto made heretofore
----------
or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyer and Seller or in any instrument delivered by Buyer or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.07 through 1.12, 5.02(b), 5.07, 5.08, 5.10, 5.13, 5.14 and 5.15 shall survive the Effective
Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01 and Sections 5.08, 7.02 and 8.02 shall survive such termination.

           8.02.   Indemnification.  Buyer and Seller (hereinafter,
                   ---------------
in such capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise primarily out of any information furnished to the Indemnified Party by the Indemnifying Party and included in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statements, or in any amendment therefor or supplement thereof, or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statements, or in any amendment thereof or supplement thereto, and provided for inclusion thereof by the Indemnifying Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party to state in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statements, or in any amendment thereof, a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

           8.03.   No Assignment; Successors and Assigns.  This
                   -------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of the other party, and any purported transfer or assignment in violation of this Section 8.03 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.08, 1.09, 5.08, 5.10, 5.13, 5.15 and 8.02, which may be enforced against Buyer or Seller by the parties therein identified.

           8.04.   No Implied Waiver.  No failure or delay on the
                   -----------------
part of either party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

           8.05.   Headings.  Article, section, subsection and
                   --------
paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent or meaning of any provision hereof.

           8.06.   Entire Agreement.  This Agreement, the Exhibits
                   ----------------
and the Schedules hereto and that certain letter agreement dated as of the date hereof by and between Buyer and Seller constitute the entire agreement between the parties with respect to the subject matter hereof, supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings, whether written or oral, with respect thereto.

           8.07.   Counterparts.  This Agreement may be executed in
                   ------------
one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

           8.08.   Notices. All notices and other communications
                   -------
hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (i)     if to Buyer:
                   Allegiant Bancorp, Inc.
                   7801 Forsyth Boulevard
                   Clayton, Missouri  63105
                   Attention:    Shaun R. Hayes
                                 President
                   Telecopy:  (314) 726-5700

           Copy to:
                   Thompson Coburn
                   One Mercantile Center
                   St. Louis, Missouri  63101
                   Attention:    Jan Robey Alonzo, Esq.
                   Telecopy:  (314) 552-7000

           (ii)    if to Seller:
                   Reliance Financial, Inc.
                   8930 Gravois Street
                   St. Louis, Missouri  63123
                   Attention:    John E. Bowman
                                 President and Chief Executive Officer
                   Telecopy:  (314) 631-3067

           Copies to:
                   Luse Lehman Gorman Pomerenk & Schick
                   5335 Wisconsin Avenue, N.W., Suite 400
                   Washington, D.C.  20015
                   Attention:    Robert B. Pomerenk, Esq.
                   Telecopy:  (202) 362-2902

           8.09.   Severability.  Any term, provision, covenant or
                   ------------
restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

           8.10.   Governing Law. This Agreement shall be governed
                   -------------
by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri, without regards to its conflict of laws principles.


           [remainder of this page intentionally left blank]

           IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed and, by such signature, acknowledged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first above written.

                                      "Buyer"

                                      ALLEGIANT BANCORP, INC.
ATTEST:


/s/ Shaun R. Hayes                    By:  /s/ Marvin S. Wool
----------------------------------        ------------------------------------
                                          Marvin S. Wool
                                          Chairman and Chief Executive
                                          Officer


                                      "Seller"

                                      RELIANCE FINANCIAL, INC.
ATTEST:


/s/ Jeannette Larson                  By: /s/ John E. Bowman
----------------------------------        ------------------------------------
                                          John E. Bowman
                                          President and
                                          Chief Executive Officer